Exhibit (17)(b)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote “FOR” Proposal 1, a vote “FOR” Proposal 2 and a vote “FOR” Proposal 3.

For	Against	Abstain		For	Against	Abstain

1.  To approve the issuance of the shares of Ares Capital common stock to be issued pursuant to the Agreement and Plan of Merger, as such agreement may be amended from time to time, dated as of May 23, 2016 (the “merger agreement”), by and among Ares Capital, Ivy Hill Asset Management GP, LLC, in its capacity as general partner of IHAM, American Capital Asset Management, LLC, and solely for the limited purposes set forth therein, Ares Capital Management LLC, Ares Capital’s investment adviser at a price below its then current net asset value per share, if applicable.

☐	☐	☐	2. To approve the issuance of the shares of Ares Capital common stock to be issued pursuant to the merger agreement in accordance with NASDAQ listing rule requirements.	☐	☐	☐

For	Against	Abstain

3.  To approve the adjournment of the Ares Capital special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Ares Capital special meeting to approve Proposal 1 or Proposal 2.

☐	☐	☐

Non-Voting Items

Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as an attorney, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY — ARES CAPITAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARES CAPITAL CORPORATION FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2016

The undersigned hereby appoints R. Kipp deVeer, Mitchell Goldstein, Michael L. Smith, Joshua M. Bloomstein and Michael D. Weiner, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend a Special Meeting of Stockholders of Ares Capital Corporation (“Ares Capital”) to be held at [•] on [•], 2016 at [•], Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, and any adjournments or postponements thereof, with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt from Ares Capital prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting, and any adjournments or postponements thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” SUCH PROPOSAL.

Please mark, sign, date and return this proxy in the enclosed envelope.

Your vote is important. Please vote immediately.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE